Morgan Stanley Mid-Cap Value Fund
                          Item 77(O) 10F-3 Transactions
                         January 1, 2003 - June 30, 2003



 Security   Purcha   Size    Offeri   Total   Amount   % of    % of
Purchased     se/     of       ng    Amount     of    Offeri   Fund   Brokers
             Trade  Offeri   Price     of     Shares    ng      s
             Date     ng       of   Offering  Purcha  Purcha   Tota
                             Shares             sed     sed     l
                                                By      By     Asse
                                               Fund    Fund     ts

                                                                       Morgan
                                                                      Stanley,
                                                                      Salomon
                                                                       Smith
  Apache                                                              Barney,
Corporatio  01/16/  8,200,   $61.00 $500,200   5,600  0.068%   0.17     RBC
    n         03      000             ,000                      5%    Capital
                                                                      Markets,
                                                                     Robert W.
                                                                      Baird &
                                                                       Co, AG
                                                                     Edwards &
                                                                     Sons Inc,
                                                                       Petrie
                                                                     Parkman &
                                                                       Co and
                                                                      Raymond
                                                                       James

 American   02/27/  50,000   $20.95 $1,047,5  43,000  0.573%   0.49
 Electric     03    ,000               00,                      4%   JP Morgan,
  Power                                000                            Salomon
 Company,                                                              smith
   Inc.                                                               Barney,
                                                                      Banc of
                                                                      America
                                                                     Securities
                                                                      LLC, BNP
                                                                      PARIBAS,
                                                                       Danske
                                                                      Markets,
                                                                      Goldman
                                                                      Sachs &
                                                                     Co, Lehman
                                                                     Brothers,
                                                                      McDonald
                                                                     Investment
                                                                       s Inc,
                                                                       Morgan
                                                                      Stanley
                                                                      and UBS
                                                                      Warburg






   The                                                                 Morgan
Medicines                                                             Stanley,
 Company    03/13/  4,900,   $17.50 $85,750,  12,500  0.255%   0.11     Bear
              03      000              000                      3%   Stearns &
                                                                     Co Inc and
                                                                     CIBC World
                                                                      Markets




  Valero                                                               Morgan
  Energy    03/25/  6,300,   $40.25 $253,575   7,400  0.117%   0.15   Stanley
Corporatio    03      000             ,000                      4%     and JP
    n                                                                  Morgan





The Edward
W. Scripps
 Company                                                               Morgan
 (Class A   04/24/  7,000,   $77.25 $540,750   5,600  0.080%   0.20   Stanley
  Common      03      000             ,000                      6%      and
 Shares)                                                              Merrill
                                                                       Lynch


                                                                       Lehman
 Peabody                                                             Brothers,
  Energy                                                              Merrill
Corporatio  05/01/  5,000,   $26.50 $132,500  34,000  0.680%   0.41    Lynch,
n (Common   03        000             ,000                      8%     Morgan
  Stock)                                                              Stanley,
                                                                        Bear
                                                                      Stearns,
                                                                     AG Edwards


                                                                      Goldman
   Unum     05/01/  50,370   $10.88 $547,773  51,100  0.101%   0.22    Sachs,
Provident     03     ,000             ,750                      4%    Banc of
                                                                      America
                                                                     Securities
                                                                        LLC,
                                                                      Deutsche
                                                                        Bank
                                                                     Securities
                                                                        Inc,
                                                                      Merrill
                                                                       Lynch,
                                                                       Morgan
                                                                      Stanley
                                                                        and
                                                                      SunTrust
                                                                      Robinson
                                                                      Humphrey